[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SUPPLY AGREEMENT

By and between

Merck Sharp & Dohme BV

and

Forest Laboratories Ireland Limited

Dated as of January 10, 2014

TABLE OF CONTENTS

1. DEFINITIONS

2. SUPPLY OF PRODUCT

2.1 Supply of Supplied Product

2.2 Use of Supplied Product

2.3 Shortage

2.4 Safety Stock

2.5 Coordination

2.6 Specifications

2.7 2.5 mg Dosage Strength

3. FORECASTS AND ORDERS

3.1 Long Term Annual Non-binding Forecast

3.2 Rolling Forecasts

3.3 Firm Orders

3.4 Terms of Sale

3.5 Expiry Dating

4. PRICE; PAYMENT AND TERMS OF SALE

4.1 Supply Price

4.2 Reports

4.3 Payments

4.4 Delivery

4.5 Title and Risk of Loss

4.6 Terms of Sale

5. PACKAGING TRANSFER

5.1 Packaging Transfer

5.2 Reimbursement for Packaging Transfer

5.3 Buyer Responsibility Following Packaging Transfer

6. WARRANTY AND LIMITATIONS

6.1 Warranties

6.2 Claims

7. INDEMNIFICATION, LIMITATION OF LIABILITY AND INSURANCE

7.1 Indemnification by Buyer

7.2 Indemnification by Seller

7.3 Procedures for Indemnification

7.4 Limitation of Liability

7.5 Insurance

8. AUDIT AND REGULATORY ACTIONS; QUALITY

8.1 Governmental Authority Visits and Inspections

8.2 Audit

8.3 Quality Agreement

8.4 Changes

8.5 Subcontracting

8.6 Compliance with Law

9. WITHDRAWALS AND RECALLS

9.1 Withdrawal

9.2 Administration of Recalls

9.3 Disputes Related to Direct Expenses

10. CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

10.1 Confidentiality and Non-Use

10.2 Publicity/Use of Names

11. TERM AND TERMINATION

11.1 Term

11.2 Termination by Either Party

11.3 Effect of Expiration and Termination

11.4 Survival

12. GENERAL PROVISIONS

12.1 Force Majeure

12.2 Governing Law

12.3 Dispute Resolution

12.4 Assignment

12.5 Amendment

12.6 Entire Agreement

12.7 Severability

12.8 Headings

12.9 Further Assurances

12.10 Counterparts

12.11 Notices

12.12 No Benefit to Third Parties

12.13 Expenses

12.14 Waiver and Non-Exclusion of Remedies

12.15 Equitable Relief

12.16 Independent Contractors

12.17 English Language

12.18 Construction

SCHEDULES

Schedule 1                      Seller Supply Agreements
Schedule 2                      Technology Transfer
Schedule 3                      Packaging Transfer
Schedule 4                      Minimum Batch Sizes

SUPPLY AGREEMENT

This SUPPLY AGREEMENT (this “Agreement”), effective as of the 10th day of January, 2014 (the “Effective Date”), is made and entered into by and between Merck Sharp & Dohme BV, a limited liability company (a Besloten Vennootschap) organized and existing under the Laws of the Netherlands (“Seller”), and Forest Laboratories Ireland Limited, a corporation organized and existing under the Laws of Ireland (“Buyer”).  Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement, dated as of November 29, 2013 (the “Asset Purchase Agreement”), and that certain License Agreement, dated as of the date hereof (the “License Agreement”), pursuant to which, effective as of the Closing (as defined in the Asset Purchase Agreement), Buyer is purchasing from Seller certain assets and licensing certain rights related to the Product and the Product Business in the Buyer Territory (each as defined in the Asset Purchase Agreement); and

WHEREAS, Seller has agreed to supply or arrange for the supply of, and Buyer has agreed to purchase, all of Buyer’s (and its Affiliates’ and Sublicensee’s) Requirements (as defined herein) of Supplied Product in the Buyer Territory, subject to and on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth and set forth in the Asset Purchase Agreement, the other Ancillary Agreements (as defined in the Asset Purchase Agreement), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS.

Unless otherwise specifically provided herein, the following terms shall have the meanings set forth in this Section 1 and capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Asset Purchase Agreement or the License Agreement, as applicable.

1.1	“Agreement” has the meaning set forth in the preamble hereto.

1.2	“Assigning Party” has the meaning set forth in Section 12.4.

1.3	“Asset Purchase Agreement” has the meaning set forth in the recitals hereto.

1.4	“Back-up Manufacturing License” has the meaning set forth in Section 2.3(b)(ii).

1.5	“Breaching Party” has the meaning set forth in Section 11.2(b).

1.6	“Buyer” has the meaning set forth in the preamble hereto.

1.7	“[***]” has the meaning set forth in Section 2.3(b)(ii).

1.8	“Change” has the meaning set forth in Section 8.4(a).

1.9	“Consenting Party” has the meaning set forth in Section 12.4.

1.10	“Constrained Forecast” has the meaning set forth in Section 3.2(b).

1.11
“Control” means, with respect to any know-how, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise (other than by operation of the licenses and other grants set forth in the License Agreement), to assign or grant a license, sublicense or other right to or under such know-how as provided for herein without violating the terms of any Contract with any Third Party.

1.12	“Cost Price Increase” has the meaning set forth in Section 4.1(c).

1.13	“Deductible” has the meaning set forth in Section 7.4(b).

1.14	“Defective Product” has the meaning set forth in Section 6.2(a).

1.15	“Delivery” has the meaning set forth in Section 4.4(a), and the term “Delivered” shall have a corresponding definition.

1.16
“Direct Expenses” means actual, documented out-of-pocket costs and expenses incurred by a Party or its Affiliates as the direct result of a Recall or Withdrawal, as applicable, such as costs of goods (including Supplied Product), notification, packing, shipping, distribution and destruction costs and required reimbursement to Third Parties, but shall not include any indirect costs or expenses such as administrative costs, overhead, loss of reputation or goodwill, or lost profits or any other costs or expenses not associated directly with the Supplied Product that is the subject of the Recall or Withdrawal.

1.17	“Effective Date” has the meaning set forth in the preamble hereto.

1.18	“Firm Orders” has the meaning set forth in Section 3.3(a).

1.19
“Floor Price” means, subject to Section 4.1(c), an amount equal to [***]; provided, however, that, upon Packaging Transfer, the then-current Floor Price shall be decreased by [***], to reflect the reduction of [***], unless the Parties otherwise mutually agree in writing.

1.20	“Force Majeure” has the meaning set forth in Section 12.1(a).

1.21	“License Agreement” has the meaning set forth in the recitals hereto.

1.22	“Manufacturing Changes” has the meaning set forth in Section 8.4(b).

1.23	“Manufacturing Price Increase” has the meaning set forth in Section 4.1(c).

1.24	“Manufacturing Price Reduction” has the meaning set forth in Section 4.1(c).

1.25	“Notice” has the meaning set forth in Section 12.11(a).

1.26
“Packaging Transfer” means the technology transfer of all know-how and specifications needed to conduct packaging of Supplied Product, as in the categories set forth on Schedule 3 and contemplated in Section 5.1.

1.27	“Packaging Transfer Date” means the completion of Packaging Transfer; provided that in no event shall the Packaging Transfer Date occur after [***].

1.28	“Party(ies)” has the meaning set forth in the preamble hereto.

1.29	“Quality Executives” means (a) for Seller, Senior Vice President of Quality and (b) for Buyer, [***], VP, FRI Corporate Quality & Compliance.

1.30	“Recall” has the meaning set forth in Section 9.2.

1.31
“Requirements” means all quantities of the Supplied Product required or reasonably needed by Buyer (or its Affiliate or Sublicensee) for development, use, marketing, distribution, sale, commercialization and other Exploitation of the Product during the Supply Term; provided, that Requirements shall not include any Product required by Buyer for carrying out the Phase IV Commitments.

1.32	“Seller” has the meaning set forth in the preamble hereto.

1.33	“Seller Supply Agreements” means the agreements set forth in Schedule 1 hereto, as such schedule may be updated from time to time upon written notice by Seller.

1.34
“Source of Supply” means a Seller Affiliate, a Supplier or, upon Buyer’s consent, such consent not to be unreasonably withheld, delayed or conditioned, a Third Party designated by Seller to act on Seller’s behalf as supplier of Supplied Product to Buyer under this Agreement.

1.35
“Specifications” means the specifications for (a) the Product as set forth in the NDA #022-117; and (b) the 2.5 mg Dosage Strength, as set forth in IND #70329 and IND #51641, approved by the FDA, as applicable, in each case, as such specifications may be modified in accordance with the terms and conditions of this Agreement.

1.36
“Supplied Product” means the Product or (if applicable) the 2.5 mg Dosage Strength, each:  (a) prior to the end of the Calendar Quarter in which Packaging Transfer is completed, in finished, packaged form; and (b) thereafter, in pre-printed, bulk blister packs.  For clarity, all Closing Inventory shall be included within Supplied Product, and subject to all provisions relating to Supplied Product, except as otherwise provided in Section 3.3(a).

1.37	“Supplier” means, with respect to a Seller Supply Agreement, a Third Party signatory to such Seller Supply Agreement.

1.38	“Supply Deficiency” has the meaning set forth in Section 2.3(b)(i).

1.39	“Supply Failure” has the meaning set forth in Section 2.3(b)(ii).

1.40
“Supply Price” with respect to Supplied Product means [***]; provided that, upon Packaging Transfer, the Supply Price as a percentage of Net Sales shall be decreased by an amount equal to the [***] decrease in then-current Floor Price.  Supply Price with respect to Owned Generic Product means [***].  Supply Price with respect to Authorized Generic Product (authorized pursuant to Section 5.2.3 of the License Agreement) is [***].

1.41	“Supply Term” has the meaning set forth in Section 11.1.

1.42	“Technology Transfer” has the meaning set forth in Section 2.3(b)(ii).

1.43	“Third Party Claims” has the meaning set forth in Section 7.1.

1.44	“Visual Inspection” has the meaning set forth in Section 6.2(a).

1.45	“Withdrawal” has the meaning set forth in Section 9.1.

1.46	“Year Price Adjustment” has the meaning set forth in Section 4.1(c).

2.	SUPPLY OF PRODUCT.

2.1
Supply of Supplied Product.  Subject to the other terms and conditions hereof, (a) Seller shall supply (which may include arranging for a Source of Supply to supply to Buyer, with Delivery terms in accordance with this Agreement or otherwise acceptable to Buyer), and Buyer shall purchase from Seller, the amount of Supplied Product equal to all of Buyer’s (and its Affiliates’ and Sublicensees’) Requirements other than Requirements of Buyer for a sub-licensee pursuant to Section 5.2.3(a) of the License Agreement and (b) Buyer shall not purchase, or permit any Affiliate to purchase, any Supplied Product or any other product containing asenapine for (re)sale from any supplier other than Seller, except as otherwise provided in, and subject to the terms and conditions of, Section 2.3(b)(ii).  All Supplied Product supplied to Buyer hereunder shall be packaged and labeled in accordance with the Specifications, Regulatory Approvals and applicable Laws and as otherwise may be agreed by the Parties in writing.  It is understood that the Clinical Supply Agreement provides for supply to Buyer of Product clinical materials for use by Buyer in certain clinical trials as contemplated in that agreement.  Seller shall, [***], initiate, provide and manage all stability, testing, retain and other similar programs required by applicable Law and performed by Seller as of the Effective Date.

2.2
Use of Supplied Product.  Buyer agrees that all Supplied Product supplied hereunder shall be used solely for development, marketing, distribution, sale, Exploitation and other commercialization in the Buyer Territory pursuant to the terms and conditions of the Asset Purchase Agreement, License Agreement and Transition Services Agreement.

2.3	Shortage.

(a)
Shortage of Supplied Product.  In the event that Seller fails to supply, or expects that it will not be able to supply, to Buyer any amounts of Supplied Product ordered by Buyer under a Firm Order by the specified delivery date in such Firm Order, due to a shortage of raw materials, resources or existing capacity, or for any other reason (including due to a Force Majeure) (a “Supply Shortage”), then Seller shall notify Buyer in writing of such circumstances as soon as reasonably practicable, including the underlying reasons for such shortage, proposed remedial measures and, to the extent it can be reasonably determined, the date such inability to supply Supplied Product is expected to end.  As to any such Supply Shortage, or expected Supply Shortage, Seller shall use good faith, diligent efforts to resolve such problem and deliver the shortfall of ordered Products as soon as reasonably practicable.  Further, in such event, the Parties shall negotiate in good faith and seek to agree on a reasonable delivery schedule (in light of the circumstances) for such Supplied Product, provided that any such negotiation or agreement shall not relieve Seller of its supply obligations hereunder.

(b)	Consequences of Shortage of Supplied Product for any reason (including Force Majeure).

(i)
Supply Deficiency of Supplied Product.  In the event that Seller fails to supply to Buyer, in accordance with the terms of this Agreement, at least [***] of the aggregate quantity of Supplied Product ordered in Firm Orders submitted over [***] (a “Supply Deficiency”), then the Parties shall meet as soon as reasonably practicable following the first occurrence of any Supply Deficiency in order to discuss the source and causes of such Supply Deficiency and suggested remedies therefor.  Seller shall use commercially reasonable efforts to cure the Supply Deficiency as soon as practicable, by Delivery to Buyer of the amounts of Product needed to satisfy the shortage resulting from such failure(s) to supply.  If the Supply Deficiency was caused by a Source of Supply, Seller shall, subject to the terms and conditions of the applicable Seller Supply Agreement, use its reasonable best efforts to allow Buyer to participate in all applicable discussions concerning Product supply to Buyer with the applicable Source of Supply, subject to Buyer’s execution of customary confidentiality or similar agreements, and Seller shall in any event use commercially reasonable efforts to cause such Source of Supply to cure the Supply Deficiency, which efforts shall include Seller exercising the remedies available to Seller under the applicable Seller Supply Agreement to cause the Source of Supply to cure such Supply Deficiency, including the use of the additional Manufacturing capacity at [***]’s facility in the United States, as contemplated by Section 2.3(c), if applicable.  In the event of a Supply Deficiency, Seller shall allocate all available raw materials, production capacity and other resources necessary to cure the Supply Shortage [***].

(ii)
Supply Failure of Supplied Product.  In the event that Seller fails to supply to Buyer, in accordance with the terms of this Agreement, at least [***] of the aggregate quantity of Supplied Product specified in Firm Orders over a period of [***] (a “Supply Failure”) then the Parties shall meet as soon as reasonably practicable following the first occurrence of any Supply Failure to discuss the source of the Supply Failure and the suggested remedies therefor.  If a Supply Failure is not cured by Seller within [***] after the first occurrence of such Supply Failure, then at Buyer’s written request, Buyer shall have the right to exercise the manufacturing license rights and rights of reference granted under Section 2.1.3 of the License Agreement to Manufacture or have Manufactured Supplied Product (the “Back-up Manufacturing License”), subject to the terms and conditions of the Seller Supply Agreements, this Agreement and the License Agreement, for the purpose of curing such Supply Failure and Manufacturing such amounts of Buyer’s (and its Affiliates’ and Sublicensee’s) Requirements of Supplied Product as Seller is not able to supply or to demonstrate, to Buyer’s reasonable satisfaction, that Seller can supply going forward on a consistent basis; provided that, other than as provided in Section 11, Buyer shall not exercise the Back-up Manufacturing License with respect to the Manufacturing activities conducted on behalf of Seller by [***] (“[***]”), unless and until a Supply Failure caused by [***] remains uncured despite Seller’s reasonable and good faith efforts to exercise the remedies available to Seller under the Seller Supply Agreement with [***] to cure such Supply Failure, including the use of the additional Manufacturing capacity at [***]’s facility in the United States, as contemplated by Section 2.3(c).  If Buyer exercises the Back-up Manufacturing License and to the extent that the Supply Failure was caused by Seller or a Source of Supply and relates to packaging of Supplied Product or the Manufacture of API used in the Manufacture of Supplied Product, Seller shall diligently and reasonably cooperate with Buyer, in good faith, to:  (A) disclose to Buyer the know-how Controlled by Seller  and used in the Manufacture of Supplied Product and API as of the date of such Supply Failure, which is in the categories set forth on Schedules 2 and 3 hereto; and (B) have its representatives meet with representatives of Buyer, in each case, to the extent not previously conducted pursuant to Packaging Transfer, (the “Technology Transfer”); provided that, subject to Section 11.3(a), [***]; provided, further, that in no event shall Seller’s obligations to conduct such Technology Transfer exceed [***] or extend beyond [***] after the commencement thereof (except that such technology transfer obligation of Seller shall be extended to the extent such technology transfer is delayed by reasons within Seller’s or its Affiliate’s control).  For clarity, Buyer shall not be entitled to exercise the Back-up Manufacturing License prior to the expiration or termination of this Agreement, except to the extent provided in this Section 2.3(b)(ii).

(iii)
If Buyer exercises the Back-up Manufacturing License, to Manufacture or have Manufactured Products or 2.5 mg Dosage Strength, as applicable, then for sales of such Products or 2.5 mg Dosage Strength, as applicable, that are Manufactured under the Back-up Manufacturing License, Buyer shall pay Seller a royalty in the amount of [***] (subject to the following) of the Net Sales of such Products or 2.5 mg Dosage Strength, as applicable; provided, however, that in the event of a Supply Failure, Buyer shall be entitled to retain [***]. In the event that, following a Supply Failure, Seller fails to supply at least [***] of the aggregate quantity of Supplied Product specified in Firm Orders over a period of [***], then thereafter the above royalty rate for sale of Product Manufactured by or on behalf of Buyer shall be [***] of Net Sales of the Product or 2.5 mg Dosage Strength, as applicable.  The provisions of Article 4 shall apply to the reporting and payment of such royalties on the applicable Products or 2.5 mg Dosage Strength, as applicable.  Subject to Section 11.3(a), such royalty obligation shall expire upon [***].

(c)	[***]

2.4	Safety Stock.

(a)
Seller shall maintain an inventory of at least [***]’ supply of pre-printed, bulk blister strips of Product and 2.5 mg Dosage Strength, based on Buyer’s then-current Constrained Forecast, on a first-expiry first-out basis; provided that, during a reasonable period surrounding launch of the 2.5 mg Dosage Strength, Seller shall only be required to use commercially reasonable efforts to maintain the foregoing inventory levels of 2.5 mg Dosage Strength.  Seller shall provide written notice to Buyer where the above inventory of at least [***]’ supply is decreased in whole or in part to meet a Firm Order.  Upon request of a Party on reasonable cause shown, the Parties shall discuss reasonably and in good faith whether such inventory requirement may be reduced or eliminated.  Any such change shall be made only upon agreement between the Parties, including agreement on the timing of such reduction or elimination.  Buyer agrees to purchase from Seller at [***] any remaining amounts of such inventory held pursuant to this Section 2.4(a) (i) that fails to meet the expiry dating requirements of Section 3.5 upon invoice from Seller and (ii) upon termination or expiration of this Agreement.

(b)
Buyer shall maintain an inventory of at least [***]’ supply of Supplied Product, based on Buyer’s then-current Constrained Forecast, on a first-expiry first-out basis.  Buyer shall provide written notice to Seller where the above inventory of at least [***]’ supply is decreased in whole or in part to meet market demand for Supplied Product.  Upon request of a Party on reasonable cause shown, the Parties shall discuss reasonably and in good faith whether such inventory requirement may be reduced or eliminated.  Any such change shall be made only upon agreement between the Parties, including agreement on the timing of such reduction or elimination.

2.5
Coordination.  Each Party shall appoint one or more supply and operations employee(s) of such Party to meet with the appointed employees of the other Party to review and discuss in good faith forecast and demand of Supplied Product, supply chain, safety stock maintained pursuant to Section 2.4 and other topics as may be agreed by the Parties related to supply of Supplied Product and performance hereunder.  Such meetings shall occur [***] during the Supply Term, or as otherwise agreed by the Parties, and by telephone, other similar means, or in-person at locations, as agreed by the Parties.

2.6
Specifications.  Seller shall Manufacture and supply Supplied Product in accordance with the Specifications, and in accordance with the current approved Regulatory Approval for the Supplied Product, cGMPs and all applicable Laws of the United States and the country of Manufacture.  No production batch of Supplied Product shall be Delivered unless approved and released by Seller’s quality control department in accordance with the Quality Agreement.

2.7
2.5 mg Dosage Strength.  In a manner and on such timelines to be agreed by the Parties in good faith, Seller shall undertake validation (including development of protocols and reporting of results) and qualification activities to the extent required to Manufacture the 2.5 mg Dosage Strength pursuant to this Agreement; provided that [***]; and, provided, further, that Seller shall reimburse Buyer [***], should any data generated in connection with such validation activities be used to obtain Regulatory Approval of the 2.5 mg Dosage Strength in Seller Territory and the validated line be used to supply such product for sale in the Seller Territory.  For clarity, Buyer shall pay to Seller (x) the Floor Price for validation batches of 2.5 mg Dosage Strength Manufactured in connection with the activities described in this Section 2.7, and (y) the Supply Price for 2.5 mg Dosage Strength validation batch product supply that is sold commercially in the Buyer Territory.  Commercial stability for said validation batches shall be performed in accordance with the provisions of Section 2.1.

3.	FORECASTS AND ORDERS.

3.1
Long Term Annual Non-binding Forecast.  Within [***] after the Effective Date and no later than [***] of each Calendar Year thereafter, Buyer shall advise Seller in writing of its estimated annual non-binding requirements of Supplied Product by SKU for [***].  Buyer shall use commercially reasonable efforts to make its estimated long-range forecast a reasonable basis for Seller’s production planning and capacity investment.  If at any time Buyer’s long-range forecast reasonably suggests any problems in relation to production capacity, the Parties shall discuss how to address the potential shortage.

3.2	Rolling Forecasts.

(a)
Within [***] after the Effective Date and thereafter, prior to the [***] of each month, Buyer shall submit to Seller, a [***] rolling forecast by SKU of Buyer’s expected orders of each Supplied Product SKU, during each month of such period, the first [***] of which will be binding commitments to submit Firm Orders, as further described in this Section 3.2 (but subject to the batch size order restrictions set forth in Section 3.3(a)), and the rest of which shall represent a non-binding estimate, but, for clarity, subject to the restrictions described in Section 3.2(b), for the following [***] period (each such forecast, a “Constrained Forecast”).

(b)
For the first through [***] in any particular Constrained Forecast, the Firm Orders for Product (including 2.5 mg Dosage Strength, if applicable) that are ultimately placed by Buyer for each such month shall not vary (up or down) from the amount of Product forecasted to be ordered in such month in such Constrained Forecast, by more than the following percentages:  (i) for the first through [***] of the applicable Constrained Forecast: +/- [***]%; (ii) for the [***] through [***] of the applicable Constrained Forecast: +/- [***]%; and (iii) for the [***] through [***] of the applicable Constrained Forecast: +/- [***]%.  The foregoing percentage deviation allowances, for each of the applicable months in a particular Constrained Forecast, set out the ultimate limit for changes in subsequent Constrained Forecasts, with respect to the Firm Orders that ultimately are placed by Buyer in each of such months.  For example, if the forecast in a particular Constrained Forecast for the amount of Product to be ordered in the [***] of such Constrained Forecast is [***] tablets, then the ultimate Firm Order that is placed by Buyer during such month cannot be more than [***] tablets or less than [***] tablets.  Similarly, if the forecast in a particular Constrained Forecast for the amount of Product to be ordered in the [***] of such Constrained Forecast is [***] tablets, then the ultimate Firm Order that is placed by Buyer during such month cannot be more than [***] tablets or less than [***] tablets.  For the 2.5 mg Dosage Strength, Seller will manufacture [***] validation batches as described above.  For any future orders of the 2.5 mg Dosage Strength, purchase orders will be placed with at least [***] lead time for initial orders.  Parties shall negotiate in good faith and agree on a reasonable forecasting process for 2.5 mg Dosage Strength Product a reasonable time prior to approval of such Product.

3.3	Firm Orders.

(a)
As provided in Section 3.2(a) above, the first [***] of each Constrained Forecast submitted by Buyer shall constitute binding commitments by Buyer to submit firm orders (each, a “Firm Order”) to purchase the amount of Product or 2.5 mg Dosage Strength, as applicable, forecasted to be ordered in each such month (subject to the following).  Buyer, on a monthly basis, shall deliver orders to Seller for Supplied Product in the amounts consistent with the applicable Firm Order in the form of a written purchase order, stating (i) the quantity of Supplied Product ordered; and (ii) the requested delivery date thereof; provided, however, that, in no event shall the requested delivery date be less than [***] from the date of Buyer’s order thereof.  Each Firm Order submitted by Buyer shall be binding on Seller.  All quantities of each Supplied Product ordered by Buyer shall be [***].  In the event of any inconsistency between the terms and conditions of any purchase order delivered under this Agreement and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall prevail.

(b)
Notwithstanding the order size limitations of Sections 3.2(b) and 3.3(a) above, Buyer may, in any particular month, submit orders for amounts of Supplied Product in excess of the Firm Order amount for such month (as provided in the applicable constraints set forth in Section 3.2(b) or 3.3(a)). Seller shall use all commercially reasonable efforts to supply such excess quantity of Supplied Product ordered.  If unable to supply the entire amount of such excess order, Seller shall supply such lesser quantity of Supplied Product as it is able to using such efforts, but Seller shall have no liability hereunder to Buyer to the extent Seller is unable to supply such excess orders notwithstanding its using such efforts.

(c)
On the Effective Date, Buyer is delivering an order to Seller for the Closing Inventory in the form of a written purchase order.  Notwithstanding anything in Section 4.4(a) to the contrary, the Closing Inventory shall be delivered to Buyer (or its designee) pursuant to the Transition Services Agreement.

3.4
Terms of Sale.  All Firm Orders for Supplied Product placed by Buyer in accordance with Sections 3.1, 3.2 and 3.3 above shall be accepted by Seller within [***].  In addition, any orders for excess amounts of Product or 2.5 mg Dosage Strength, as applicable, submitted under Section 3.3(b) shall, subject to Section 3.3(b), be binding on Seller to the extent Seller accepts such orders.

3.5	Expiry Dating. Subject to Section 4.4(d), no Supplied Product shall be Delivered to Buyer that has less than [***]’ expiry dating remaining on the date Delivered, unless the Parties agree otherwise.

4.	PRICE; PAYMENT AND TERMS OF SALE.

4.1	Supply Price. Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Supplied Product, at the Supply Price, payable in two installments, as set forth in this Section 4.1.

(a)
Initial Payments.  Upon Delivery of each shipment of Supplied Product (other than the Closing Inventory), Seller shall invoice Buyer for payment in an amount equal to the number of tablets of Supplied Product included in such shipment multiplied by the Floor Price.  Payment of each such invoice shall be due and payable by Buyer within [***] after the receipt thereof by Buyer.  Buyer shall pay the aggregate Floor Price for the Closing Inventory at the Closing.

(b)
Quarterly Payments based on Net Sales.  Within [***] after the end of each Calendar Quarter, Buyer shall pay to Seller, with respect to each tablet of Supplied Product (which shall include Closing Inventory) sold by Buyer during such Calendar Quarter, the Supply Price applicable to the sale of such tablet, less the amount paid by Buyer pursuant to Section 4.1(a) with respect to such tablet.

(c)
Increased Manufacturing Costs.  In the event that Seller’s actual and verifiable cost to Manufacture Supplied Product increases by amounts not accounted for in the adjustments to the Floor Price, such that such manufacturing cost is more than [***] greater than the then-current Floor Price, for any reason that (i) applies to all purchasers of Supplied Product from Seller or its Affiliates, (ii) relates to any Change or volume decrease under this Agreement or (iii) relates solely to the Buyer Territory (each, a “Manufacturing Price Increase”), the Floor Price shall be increased by [***].  Such increase to the Floor Price shall become effective for the first order of Supplied Product filled by Seller following the occurrence of the Manufacturing Price Increase, and Seller shall give Buyer written notice of any such increase.  If following any increase to the Floor Price pursuant to this Section 4.1(c), Seller’s actual cost to Manufacture Supplied Product is reduced by at least [***] of the amount of the Cost Price Increase, the Floor Price shall be adjusted downward to reflect such cost reductions.  Such decrease in the Floor Price shall become effective for the first order of Supplied Product filled by Seller following the occurrence of the Manufacturing Price Reduction, and Seller shall give Buyer written notice of any such decrease.  All calculations of Seller’s cost to Manufacture Supplied Product pursuant to this Section 4.1(c) shall be made using currency exchange rate calculations based on the spot rate published by OANDA Corporation at www.oanda.com, on the date of the applicable adjustment.

(d)	Samples. Notwithstanding Section 4.1(b), the price payable hereunder for any Supplied Product that constitutes a sample shall be [***].

4.2	Reports.

(a)
Monthly Statements.  Subject to Section 4.2(b), within [***] after the end of each Calendar Month, Buyer shall deliver a report to Seller specifying, on an SKU-by-SKU basis, an estimate (based on the third party sources available to Buyer) of the tablets of Supplied Product sold in such Calendar Month and of the gross amounts billed Third Parties for such Supplied Product in such Calendar Month.

(b)
Quarterly Reports.  Within [***] after the end of each Calendar Quarter, Buyer shall deliver a report to Seller specifying, on an SKU-by-SKU basis, the tablets of Supplied Product sold, gross amounts billed Third Parties for such Supplied Product, deductions taken to arrive at Net Sales attributable to such Supplied Product and the Net Sales attributable to such Supplied Product, in each case, on a cumulative basis for such Calendar Quarter.

4.3	Payments.

(a)
Payment Method.  All payments to be made by Buyer under this Agreement shall be paid in U.S. Dollars, by wire transfer, pursuant to the instructions of Seller, as such instructions may be designated from time to time by Seller at least 10 Business Days prior to the date payment is due.  [***]

(b)
Late Payments.  In the event that any payment is not paid by the date due in accordance with the provisions of this Article 4, the overdue amount shall bear interest, at a rate equal to [***], as of the date such payment is due, or the maximum rate permitted under applicable Law, whichever is less, from the date due until payment is made.  Seller shall, in its sole discretion, and without prejudice to any other of its accrued rights, be entitled to suspend the provision of Supplied Product if any material payment default is not cured within [***] after Buyer’s receipt of written notice from Seller of such default, such suspension to terminate (and Seller’s Delivery of ordered Supplied Product to recommence) automatically upon cure of such payment default.

(c)
Withholding Taxes. If applicable Laws require withholding of income or other similar Taxes imposed upon any payments made by Buyer to Seller under this Article 4, Buyer shall make such withholding payments as may be required and shall subtract such withholding payments from such payments.  Buyer shall submit appropriate proof of payment of the withholding Taxes to Seller within a reasonable period of time. Buyer shall promptly provide Seller with the official receipts.  Buyer shall render Seller reasonable assistance in order to allow Seller to obtain the benefit of any present or future treaty against double taxation which may apply to such payments.

(d)
Value Added Taxes and Similar Taxes.  All amounts due under this Article 4 are exclusive of sales, use, goods and services, value added, excise, and other Taxes, duties or charges of a similar nature imposed by any Governmental Authority, or other taxing authority. If any sales, use, goods and services, value added, excise, and other Taxes, duties or charges of a similar nature will be chargeable with respect to payments or transactions hereunder, Buyer shall pay, or upon receipt of invoice from Seller shall reimburse, these amounts at the rate in force at the due time for payment or such other time as is stipulated under the relevant legislation.  Each of Seller and Buyer shall use commercially reasonable efforts to minimize obligations relating to Taxes of the nature described in this Section 4.3(d) as a result of the transactions contemplated by this Agreement.

(e)
Records.  Buyer and its Affiliates shall prepare and maintain complete and accurate books and records of account, in accordance with GAAP, of all applicable transactions and other business activities under this Agreement, sufficient to confirm the accuracy of all reports furnished by Buyer under this Agreement, Section 5.16 of the Asset Purchase Agreement, and all payments by Buyer to Seller under this Agreement.  Such records shall be maintained by Buyer and its Affiliates for a period of [***] after the Calendar Quarter to which such records pertain.

(f)
Audit.  Upon Seller’s request, Buyer shall, and shall cause each of its Affiliates, licensees and Sublicensees to permit an independent accounting firm of national standing appointed by Seller and reasonably acceptable to Buyer (or the applicable other party), to inspect and audit the applicable books and records of account of Buyer and its Affiliates, licensees and Sublicensees that relate directly to any reports provided pursuant to Section 5.16 of the Asset Purchase Agreement, Section 4.2 and records maintained pursuant to Section 4.3(e), in order to confirm the accuracy and completeness of the such reports and all payments hereunder; provided, that such accounting firm enters into a typical confidentiality agreement with the party audited.  Seller shall be entitled hereunder to (x) cause the inspection and audit of such books and records relating to a particular time period only one time, and (y) exercise its inspection and audit rights under this Section 4.3(f) once per Calendar Year; provided, however, that if any audit conducted pursuant to this Section 4.3(f) reveals that any previously delivered report was materially inaccurate or that any prior inspection or audit resulted in a material adjustment to amounts due hereunder for any Calendar Quarter, then Seller shall be entitled, for a period of [***] following its receipt of notice of such material deviation, to initiate one other audit pursuant to this Section 4.3(f) for the applicable time period in order to determine whether the applicable material deviation has been cured.  Seller shall bear all out of pocket costs and expenses incurred in connection with any inspection or audit performed pursuant to this Section 4.3(f); provided, however, that if any such inspection or audit correctly identifies any underpayments by Buyer hereunder in excess of the greater of [***] of the amounts actually payable for the period audited and [***], then, in addition to paying the full amount of such underpayment, plus accrued interest at a rate set forth in Section 4.3(b), Buyer shall reimburse Seller for all reasonable out-of-pocket costs and expenses incurred by Seller in connection with such inspection or audit.  All information disclosed pursuant to this Section 4.3(f) shall be subject to the confidentiality and non-use provisions set forth in Article 10.

4.4	Delivery.

(a)
Except as otherwise agreed upon by the Parties, Seller shall deliver the quantities of Supplied Product (excluding, for clarity, the Closing Inventory) set forth in each Firm Order EXW (INCOTERMS 2010), by the delivery date specified in such Firm Order, for pick up at Seller's facility in Swords, Ireland (“Delivery”).  For clarity, Closing Inventory shall be deemed Delivered hereunder at the Closing.

(b)
Buyer shall be responsible for final release of each lot of Supplied Product supplied hereunder for sale within the Buyer Territory in accordance with Buyer’s standard practices.  Seller shall provide Buyer with certificates of analysis for each batch of Supplied Product released for Delivery hereunder, which certificates shall document that each batch received by Buyer conforms to the current Regulatory Approvals for the Supplied Product, the Specifications, cGMPs and all applicable U.S. Laws and include the date of Supplied Product Manufacture, Seller batch number, expiry date for Supplied Product, quantitative results of release testing performed and the signature of an authorized person within the Seller quality organization.  In the event of any major or critical deviations associated with the Supplied Product, Seller will provide Buyer a detailed description of the nature and scope of such deviations, subject to Buyer’s execution of a confidentiality or similar agreement in customary form covering such disclosure.  A copy of each certificate shall be included with each batch of Supplied Product Delivered to Buyer, and one copy shall be transmitted (via e-mail, or as otherwise agreed by the Parties) at the same time to the Buyer representative specified in the applicable Firm Order.  Seller shall provide such information as reasonably requested by Buyer and required by applicable Law, including cGMP, to enable Buyer to qualify Seller as a manufacturer of the Supplied Product in accordance with Buyer’s standard practices.

(c)
Seller shall effect Delivery of the amounts of Supplied Products ordered in each of Buyer’s Firm Orders submitted by Buyer in compliance with Article 2, on or before the specified delivery dates.  However, Seller shall only be required to exert reasonable commercial efforts to fill Buyer’s purchase orders to the extent in excess of the Firm Orders, and Seller shall not be in breach if it is unable to supply in any particular Calendar Quarter any quantities of the Supplied Product ordered by Buyer in a particular month that are in excess of [***] of the quantity of Supplied Product that was ordered by Buyer in the Firm Order for such month.

(d)
If Buyer fails to take Delivery of any Supplied Product on the applicable scheduled delivery date, Seller shall store such Product as Buyer’s agent and Buyer bear Seller’s reasonable administration and storage costs incurred in connection therewith. With respect to any such stored Supplied Product, Buyer agrees that:  (i) Buyer has made a fixed commitment to purchase such Supplied Product; (ii) title and risk of loss for such Supplied Product will have passed to Buyer; (iii) such Supplied Product shall be on a bill and hold basis for legitimate business purposes; (iv) if no delivery date is determined at the time of billing, Seller shall have the right to ship such Supplied Product to Buyer within [***] after billing, at Buyer’s sole cost and expense; and (v) Buyer shall be responsible for any decrease in market value of such Supplied Product relating to factors and circumstances outside of Seller’s reasonable control, including any resulting loss in expiry dating.

4.5
Title and Risk of Loss.  Except as provided in Section 4.4(d), title to and risk of loss of any Supplied Product sold hereunder shall pass to Buyer, and Seller’s liability as to delivery thereof shall cease, upon Delivery of such Supplied Product, whereupon Buyer shall assume all risk of loss or damage.  Except as provided in Section 6.2, under no circumstance shall Buyer have the right to return Supplied Product for which Delivery has been effected.

4.6
Terms of Sale.  The terms and conditions of this Agreement shall be controlling over any inconsistent terms or conditions included in any purchase order or any other sales acknowledgment or document.  No provision of Buyer’s purchase order forms that may impose conditions different from those herein referenced upon Seller or any Source of Supply, or upon Buyer shall be of any force or effect unless expressly agreed to in writing by Seller.

5.	PACKAGING TRANSFER.

5.1
Packaging Transfer.  To the extent not previously provided pursuant to any Technology Transfer, in accordance with a timeline to be agreed by the Parties in good faith, but commencing no later than [***], Seller shall (a) disclose to Buyer any packaging know-how (including documentation constituting specifications as to materials to be used) in the categories set forth on Schedule 3 hereto and owned or controlled by Seller as of the Effective Date, (b) have its representatives meet with representatives of Buyer and (c) provide such other assistance to Buyer as may be reasonably requested; provided, however, that in no event shall Seller’s obligations in this Section 5.1 to conduct such packaging technology transfer without additional charge exceed [***] or extend beyond [***] after the commencement thereof (except that such technology transfer obligation of Seller shall be extended to the extent such technology transfer is delayed by reasons within Seller’s or its Affiliate’s control).  If additional Seller assistance is needed to complete the Packaging Transfer, then Seller shall provide reasonable amounts of additional assistance, as requested by Buyer, provided that Buyer shall pay Seller a reasonable per-person hourly rate for such additional packaging technology transfer services, which shall be payable pursuant to Section 5.2.  Each of Seller and Buyer shall use good faith, diligent efforts to effect completion of the Packaging Transfer as soon as practicable after commencement of the above technology transfer.

5.2
Reimbursement for Packaging Transfer.  Buyer shall reimburse Seller for (a) all reasonable and verifiable out-of-pocket costs and expenses and (b) the amounts due, if any, pursuant to the payment commitment set forth in Section 5.1 for additional Seller assistance, in each case ((a) and (b)), incurred by Seller in performing the packaging know-how transfer services and activities specified in Section 5.1, within [***] after receipt of an invoice therefor and reasonable documentation evidencing such costs and expenses from Seller.  Notwithstanding the foregoing, Seller shall continue, at its sole cost and expense, such on-going stability studies as may be required by applicable Law.

5.3	Buyer Responsibility Following Packaging Transfer. Buyer shall be responsible for all subsequent packaging and labeling of Supplied Product from and after the Packaging Transfer Date.

6.	WARRANTY AND LIMITATIONS.

6.1	Warranties.

(a)
Seller hereby warrants to Buyer that all Supplied Product, at the time of Delivery:  (i) meets the Specifications, (ii) assuming the accuracy of Buyer’s warranty set forth in Section 6.1(d), was Manufactured (A) in accordance with all applicable Laws in effect on the day of Delivery as well as all Laws applicable for the Buyer Territory in the country of Manufacture,  (B) in accordance with cGMPs and the current Regulatory Approval for the Supplied Product and (C) is not adulterated or misbranded; provided that for Supplied Product that is Delivered after the Packaging Transfer Date Seller makes no representation or warranty hereunder with respect to any packaging or labeling of Supplied Product after Delivery of such Supplied Product ordered.

(b)
Seller hereby warrants to Buyer that, as of immediately prior to Delivery to Buyer, Seller has good and marketable title to the Supplied Product sold, free of any and all Encumbrances.  Seller hereby warrants to Buyer that, as of the Execution Date, no Taxes are due to the country where Product is currently formulated or packaged on account of manufacture and supply of Product purchased or supplied for distribution in the Buyer Territory.

(c)
Each Party hereby agrees that it shall not at any time, from and after the Effective Date, retain or use in any capacity in connection with the Manufacture, in the case of Seller and Buyer, or Exploitation, in the case of Buyer, of the Supplied Product any Person who has been debarred pursuant to Section 306 of the Act or who is the subject of a conviction described in such section.  From and after the Effective Date, each Party will inform the other Party in writing promptly if such Party, any of its Affiliates or any other Person connected with the Exploitation of the Supplied Product in the Buyer Territory is debarred or is the subject of a conviction described in such Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to such Party’s knowledge, is threatened, relating to the debarment or conviction of such Party or any such Person.

(d)
Buyer hereby warrants to Seller that, following the Effective Date, the Specifications for the Supplied Product do and will comply with the Regulatory Approval for the Supplied Product and all applicable Laws.

(e)
EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY IN RESPECT OF ANY PRODUCT OR SERVICES PROVIDED HEREUNDER AND ALL OTHER WARRANTIES OF ANY KIND ARE EXPRESSLY DISCLAIMED, WHETHER EXPRESS OR IMPLIED, BY STATUTE, CUSTOM OF THE TRADE OR OTHERWISE INCLUDING, ANY WARRANTY RELATING TO THE DESCRIPTION OR QUALITY OF PRODUCT, ITS MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE UNDER ANY CONDITIONS, AS TO THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF ANY PERSON OR AS TO ANY OTHER MATTER AND ANY SUCH WARRANTY IS HEREBY EXCLUDED.

6.2	Inspection; Defects and Claims.

(a)
Buyer shall perform visual inspection of each Delivery of Supplied Product prior to use or distribution in the Buyer Territory in accordance with its standard procedures (the “Visual Inspection”).  Any claim relating to Supplied Product that fails to conform to the warranty set forth in Section 6.1(a) or (b) or to loss of or damage to Supplied Product (any such defective Supplied Product, “Defective Product”), shall be made in writing to Seller, as soon as reasonably practical, but no later than [***] after Delivery of the applicable shipment (or within [***] after discovery of a defect or nonconformity that could not reasonably have been detected by performing the Visual Inspection).  If Buyer does not notify Seller of any particular Defective Product within the foregoing time periods after discovery of the applicable non-conformity or defect, such failure shall be deemed a waiver of the remedies available to Buyer under this Section 6.2 solely with to the applicable Defective Product.

(b)
Upon Seller’s request, Buyer shall forward for inspection a representative sampling of the Supplied Product or any part thereof that are the subject of Buyer’s claim that such Supplied Product is Defective Product.  If Seller disagrees with Buyer’s claim, representatives of the Parties shall attempt to resolve such dispute in good faith.  If the Parties are unable to resolve their differences within [***] after Buyer’s notice to Seller under Section 6.2(a) (or, if Seller elects to inspect a representative sampling of the Supplied Product or any part thereof that are the subject of Buyer’s claim, within [***] after Seller notifies Buyer of the results of such inspection), then either Party may refer the matter to an independent specialized and qualified laboratory reasonably agreeable to each of the Parties (acting in good faith) for final analysis, which shall be a final resolution of such issue, binding on both Parties hereto and not subject to Section 12.2(a) or Section 12.3 of this Agreement.  The fees and expenses of such laboratory testing shall be borne by [***].

(c)
If Seller agrees with Buyer’s claim, or if such Supplied Product is determined in accordance with Section 6.2(b) to be Defective Product, then Seller shall, at Buyer’s election, either replace the Defective Product as soon as reasonably practicable, without any cost to Buyer, or credit (or refund) Buyer for the total amount paid by Buyer with respect to the Defective Product (at Buyer’s election).  If such Supplied Product is determined in accordance with Section 6.2(b) not to be Defective Product, then Buyer shall pay within [***] after such determination the Supply Price with respect thereto, as provided under Section 4.1, together with any interest applicable thereto in accordance with Section 4.3.  Any Supplied Product that is determined to be Defective Product that is in Buyer’s control shall, at Seller’s option, either be returned to Seller at Seller’s expense, or shall be destroyed by Buyer at Seller’s expense pursuant to Seller’s written instructions and with Seller’s written approval.  Buyer, at Seller’s request, shall provide evidence of such destruction.

(d)
EXCEPT WITH RESPECT TO (I) THOSE RIGHTS AND REMEDIES SET FORTH IN SECTIONS 2.3, 9.1 AND 9.2, (II) SELLER’S OBLIGATION TO INDEMNIFY BUYER FOR THIRD PARTY CLAIMS PURSUANT TO SECTION 7.2, AND (III) BUYER’S ABILITY TO TERMINATE THIS AGREEMENT PURSUANT TO SECTION 11.2, BUYER ACKNOWLEDGES THAT REPLACEMENT OF SUPPLIED PRODUCT OR CREDIT OF THE FLOOR PRICE SHALL BE BUYER’S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF WARRANTY CLAIMS UNDER SECTION 6.1(a) HEREOF BY SELLER OR ITS SOURCES OF SUPPLY HEREUNDER.

7.	INDEMNIFICATION, LIMITATION OF LIABILITY AND INSURANCE.

7.1
Indemnification by Buyer.  Subject to this Article 7, Buyer shall indemnify, defend and hold harmless Seller, its Affiliates and their respective directors, officers, employees, licensors and agents (the “Seller Indemnitees”) from and against any and all Losses incurred by them in connection with any and all Litigation by Third Parties (collectively, “Third Party Claims”) against any such Seller Indemnitee arising from or occurring as a result of:  (a) any breach of this Agreement by Buyer, including any breach by Buyer of its representations or warranties hereunder or a failure by Buyer to comply with or perform any covenants hereunder, (b) the fraud, gross negligence or willful misconduct by Buyer in the performance of Buyer’s obligations under this Agreement and (c) the storage, marketing, promotion, sale, distribution, use or other Exploitation, or, during any period in which Buyer Manufactures (or has Manufactured by an Affiliate of Buyer or a Third Party) the Supplied Product pursuant to Section 2.3(b)(ii), the Manufacture, of any Supplied Product by or on behalf of Buyer, in each case ((a) through (c)), except to the extent of those Third Party Claims arising from or occurring as a result of matters covered by subsections (a) or (b) of Section 7.2, subsections (a) or (b) in Section 10.2 of the License Agreement or indemnification obligations of Seller or its Affiliates under the Clinical Supply Agreement, as to which Third Party Claims each Party shall indemnify the other to the extent of its liability for such Third Party Claims.

7.2
Indemnification by Seller.  Subject to this Article 7, Seller shall indemnify, defend and hold harmless Buyer, its Affiliates and their respective directors, officers, employees and agents (the “Buyer Indemnitees”) from and against any and all Losses incurred by them in connection with any and all Third Party Claims against any such Buyer Indemnitee arising from or occurring as a result of:  (a) any breach of this Agreement by Seller, including any breach by Seller of its representations or warranties hereunder or a failure by Seller to comply with or perform any covenants hereunder and (b) the fraud, gross negligence or willful misconduct by Seller in the performance of Seller’s obligations under this Agreement,  in each case ((a) and (b)), except to the extent of those Third Party Claims arising from or occurring as a result of matters covered by subsections (a), (b) or (c) of Section 7.1, subsections (a), (b), (c) or (d) of Section 10.1 of the License Agreement or indemnification obligations of Buyer or its Affiliates under the Clinical Supply Agreement, as to which Third Party Claims each Party shall indemnify the other to the extent of its liability for such Third Party Claims.

7.3
Procedures for Indemnification.  All indemnification claims under Section 7.1 or Section 7.2 shall be made solely by a Party to this Agreement and shall be governed by Section 7.2 of the Asset Purchase Agreement.  Notwithstanding anything herein to the contrary, the Parties’ respective indemnification obligations under this Article 7 shall not apply to any Losses for which such Party is entitled to indemnification under the Asset Purchase Agreement (excluding for this purpose, application of the limitations in Section 7.3 of the Asset Purchase Agreement).

7.4	Limitation of Liability.

(a)
General Limitation of Liability.  EXCEPT (i) IN CIRCUMSTANCES OF FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY A PARTY OR ITS AFFILIATES, AND (ii) FOR EACH PARTY’S OBLIGATIONS (1) WITH RESPECT TO THE OTHER PARTY’S CONFIDENTIAL INFORMATION, AS PROVIDED IN ARTICLE 10 HEREOF, OR (2) TO PROVIDE INDEMNIFICATION UNDER SECTION 7.1 OR 7.2, AS APPLICABLE, WITH RESPECT TO THIRD PARTY CLAIMS, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER OR WITH RESPECT TO THIS AGREEMENT FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, MULTIPLE, PUNITIVE OR INCIDENTAL DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, REVENUE OR INCOME, TORT, BREACH OR REPUDIATION OF ANY TERM OR CONDITION OF THIS AGREEMENT, LOST SALES DIMINUTION IN VALUE, LOSS OF BUSINESS OPPORTUNITY OR LOSS OF GOOD WILL, EVEN IF THAT PARTY HAS BEEN PLACED ON NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

(b)
EXCEPT IN CIRCUMSTANCES OF FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY SELLER OR ITS AFFILIATES, AND EXCLUDING SELLER’S OBLIGATIONS UNDER ARTICLE 9, SELLER SHALL NOT BE LIABLE TO BUYER FOR ANY CLAIM FOR LOSSES (WHETHER GROUNDED IN CONTRACT, TORT OR OTHERWISE) UNDER THIS AGREEMENT (OR THE ASSET PURCHASE AGREEMENT OR ANY OTHER ANCILLARY AGREEMENT TO THE EXTENT SUCH LIABILITY ARISES AS A RESULT OF SELLER’S ACTIVITIES UNDER THIS AGREEMENT) UNTIL THE AGGREGATE AMOUNT OF SUCH LOSSES EXCEEDS [***] (the “DEDUCTIBLE”), AFTER WHICH SELLER SHALL BE LIABLE FOR LOSSES IN EXCESS OF THE DEDUCTIBLE UP TO A MAXIMUM AGGREGATE AMOUNT (INCLUDING ANY ROYALTY AMOUNTS RETAINED BY BUYER PURSUANT TO SECTION 2.3(b)(iii)) OF [***]; PROVIDED, THAT (i) THE DEDUCTIBLE SHALL NOT APPLY AND (ii) SUCH MAXIMUM AGGREGATE AMOUNT (INCLUDING ANY ROYALTY AMOUNTS RETAINED BY BUYER PURSUANT TO SECTION 2.3(b)(iii)) SHALL BE [***] WITH RESPECT TO ANY CLAIM FOR LOSSES ARISING OUT OF A SUPPLY FAILURE OCCURRING BEFORE THE [***].

7.5
Insurance.  Seller shall, at its sole cost and expense, obtain and maintain in full force and effect during the Supply Term, commercial general liability insurance, which shall provide product liability coverage that provides for minimum loss coverage at least equal to the insurance coverage maintained by Seller with respect to Seller’s proprietary pharmaceutical products.  Seller may satisfy its obligations hereunder through self-insurance to the same extent.

8.	AUDIT AND REGULATORY ACTIONS; QUALITY.

8.1
Governmental Authority Visits and Inspections.  Upon either Party learning that one or more representatives of a Governmental Authority of competent jurisdiction shall visit or inspect its facilities or, subject to the applicable Seller Supply Agreements, the facilities of a Source of Supply, to conduct an audit or for any other reason related to the Supplied Product, such Party shall (to the extent feasible and permitted by applicable Law) notify the other Party at least [***] in advance to allow such other Party an opportunity to be present during such visit in an observer capacity, to the extent practicable, at such other Party’s expense and subject to the inspected Party’s right to maintain confidentiality of the information related to its facilities.  When a Party does not have advance notice of such a visit or inspection or when the other Party is otherwise unable to attend, the audited Party shall promptly (to the extent permitted by applicable Law) provide the other Party with an accurate written report of the visit in English.

8.2
Manufacturing Audit.  Seller shall permit not more frequently than [***], one or more qualified technical specialists from Buyer (or its sublicensee), upon reasonable prior notice and during normal business hours, to conduct audits (including quality, safety and environmental) of the portion of any its facilities or other facilities (to the extent Seller has audit or observation rights over other facilities) used to Manufacture, store, handle or distribute Supplied Product; provided, however, that Seller may refuse access to portions of such facilities where products other than the Supplied Product are Manufactured, stored, handled or distributed and; provided, further, that Seller shall allow and support such additional audits as reasonably requested by Buyer to address specific quality problems relating to the Supplied Product or in response to any applicable Governmental Authority requirements.  Subject to compliance with the terms and conditions of the Seller Supply Agreements, one or more qualified technical specialists of Buyer shall be permitted to accompany Seller on Seller’s audits or observation visits of its Sources of Supply to the extent any such audit or observation relates to the Supplied Product; provided that, if Seller has the right to conduct such an audit but decides not to conduct such audit, Seller shall notify Buyer of its decision not to exercise such right and Buyer may then request Seller to exercise such right accompanied by one or more qualified technical specialists of Buyer, and Seller shall reasonably cooperate with such request including with respect to scheduling, scope and duration of the audit.  Observations and conclusions of any such audits will be issued to Seller and Seller shall provide a written response within [***] of receipt of such observations and conclusions.  The Parties shall discuss such response and agree on corrective action to be implemented.  Seller shall ensure that agreed corrective action shall be implemented by the audited party, at the audited party’s expense.

8.3
Quality Agreement.  In connection herewith and on the Effective Date, the Parties are entering into the Quality Agreement.   Each Party shall perform all of its obligations under the Quality Agreement in accordance with the terms thereof.

8.4	Changes.

(a)
Upon [***]’ advance written notice (except where such changes are required by applicable Law, in which case such notice shall be given within [***] of Seller becoming aware of such requirement), Seller shall have the right to request to Buyer that it consent to changes to the Specifications or the Manufacturing process for the Supplied Product (each, a “Change”) as Seller may deem appropriate in consultation with Buyer, and Buyer shall not unreasonably withhold, condition or delay its granting such consent; and provided that any such modification or improvement must be in accordance with the Regulatory Approval for the Supplied Product and applicable Law; provided, further, that in all such cases no Changes shall be made unless and until all Regulatory Approvals for the Supplied Product have been received that are necessary for such Change.  In the event that Buyer disagrees with any such Changes requested by Seller, the Parties shall meet in good faith to attempt to come to a mutually acceptable resolution; provided, however, that if the Parties are unable to come to a mutually acceptable resolution then Seller shall be entitled to make such Change if such Change does not adversely impact Buyer’s ability to Exploit the Supplied Product and would be in compliance with applicable Laws or other requirements of the FDA.  [***]  For clarity, Seller shall not need to obtain Buyer’s prior consent for minor Changes to the Manufacturing process for the Supplied Product; provided that in each case no such Change (or combination of Changes) negatively impacts Buyer, the Exploitation of Product or any Regulatory Approvals of Product, and consistent with the terms of the Quality Agreement.

(b)
Subject to the provisions of this Section 8.4, Buyer may make Changes to the Specifications or the Manufacturing process for the Supplied Product (i) that are required by applicable Law or (ii) otherwise upon Seller’s written agreement (including with respect to pricing terms, to the extent such changes cause actual changes in cost of goods) with respect thereto, such agreement not to be unreasonably withheld, delayed or conditioned (collectively, “Manufacturing Changes”), and Seller shall use its commercially reasonable efforts to implement such Manufacturing Changes as soon as reasonably practicable after notification thereof by Buyer.  In the event that any Manufacturing Change increases or is reasonably likely to increase the actual costs incurred by Seller in connection with the Manufacture of any Supplied Product, such costs shall [***].  [***]  If a Change is made to the Specifications, then prior to the implementation of such Change Buyer shall (x) submit all supplemental applications or reports to Governmental Authorities with respect to such Supplied Product, if required, to reflect such Change, and (y) obtain all approvals required by Governmental Authorities (including required Regulatory Approvals) with respect to such Change.

8.5
Subcontracting.  Seller may subcontract any of its Manufacturing obligations hereunder to any Source of Supply; provided that, notwithstanding such subcontracting, Seller remains and shall remain fully responsible for the supply and Delivery of Product ordered by Buyer hereunder and for all related obligations, including the product warranty set forth in Section 6.1(a).  During the Supply Term, without the consent of Buyer (which consent shall not be unreasonably conditioned, withheld or delayed), Seller shall not (and shall cause its Affiliates not to):  (a) assign to a Third Party (other than to a wholly-owned subsidiary of Seller); (b) amend in a manner that would adversely impact Buyer’s rights hereunder; or (c) terminate (other than for cause), in each case ((a), (b) and (c)), any Seller Supply Agreement to the extent relating to the supply of Supplied Product hereunder.

8.6
Compliance with Law.  Buyer shall (a) store, handle and distribute, and after the Packaging Transfer Date, package and label, Supplied Product in accordance with cGMP and applicable Law and (b) not alter the Supplied Product in any manner, including the labeling and packaging thereof (except after Packaging Transfer).

9.	WITHDRAWALS AND RECALLS.

9.1
Withdrawal.  Buyer shall have the right to withdraw Supplied Product Delivered hereunder or Purchased Inventory from the Buyer Territory (“Withdrawal”) that in Buyer’s reasonable opinion has a minor violation that would not be subject to a FDA legal action, or is potentially unsafe for administration in humans or potentially may cause adverse health consequences, in each case after providing [***] written notice to Seller and an opportunity to discuss such withdrawal; provided that Buyer may conduct such Withdrawal immediately if Buyer believes it is reasonably necessary to prevent injury and/or to comply with applicable Laws.  If Buyer conducts such Withdrawal immediately, Buyer shall provide notice thereof to Seller within [***] of initiating such Withdrawal.  In addition, Seller shall have the right to request that Buyer conduct a Withdrawal if the Supplied Product or Purchased Inventory that is subject to such requested Withdrawal is in Seller’s reasonable opinion unsafe for administration in humans.  If after such request the Parties cannot agree on whether or not to conduct the requested Withdrawal, the matter will be escalated to the Quality Executives for resolution; provided that if the Parties continue to fail to reach agreement within [***] of such meeting/discussion, then Buyer shall have the final decision as to whether or not to conduct such Withdrawal.  Seller shall cooperate with Buyer’s reasonable requests and instructions for carrying out any Withdrawal.  Nothing herein shall prevent either Party from taking such action that is required by applicable Law or regulation, taking into account the reasonable concerns of the other Party as it relates to Supplied Product or Purchased Inventory inside or outside the Buyer Territory.  All Direct Expenses incurred by either Party in connection with any Withdrawal shall be [***].

9.2
Administration of Recalls.  In the event of a mandatory or voluntarily recall of any Purchased Inventory or any Supplied Product that is or is to be Delivered hereunder (“Recall”), Seller shall cooperate with Buyer in carrying out such Recall.  It is acknowledged and agreed by Seller that any decision to initiate a Recall, and the scope and implementation of such Recall, shall rest solely with Buyer; provided, however, that Seller may, subject to Section 9.2(a), request that Buyer conduct a Recall of Purchased Inventory or Supplied Product if it has a reasonable basis to conclude that such Purchased Inventory or Supplied Product is unsafe for administration in humans.

(a)
In the event Seller determines such Recall may be necessary, Seller shall advise Buyer thereof by telephone within [***] of such determination and provide written confirmation of such determination, including all details on which such determination is based, to Buyer as soon as possible, but not later than within [***] of such determination.  The Parties shall then meet and discuss the matter as soon as possible and use good faith efforts to reach agreement on such Recall; provided that the final decision shall rest with Buyer.  Notwithstanding the preceding sentence, in the event that applicable Law or a Governmental Authority of competent jurisdiction requires Buyer to conduct a Recall, Buyer may proceed with such Recall upon [***] written notice to Seller.  Nothing herein shall prevent either Party from taking such action that is required by applicable Law, taking into account the reasonable concerns of the other Party as it relates to Supplied Product or Purchased Inventory inside or outside the Buyer Territory.

(b)
To the extent a Recall is initiated because the Supplied Product does not comply with the Seller’s warranties in Section 6.1(a), the Purchased Inventory does not comply with Seller’s representations and warranties in Section 3.1.13(a) of the Asset Purchase Agreement or as a result of gross negligence, fraud or willful misconduct by Seller or any of its subcontractors, Seller shall be responsible for all Direct Expenses incurred by Buyer as a result of such Recall.  To the extent a Recall is initiated because of a defect in, or any adulteration or misbranding of, the Supplied Product resulting from Buyer’s or any of Buyer’s Affiliates, distributors, licensees, subcontractor’s or other agents’ failure to package, label, warehouse, transport, handle or sell Supplied Product strictly in accordance with the terms of this Agreement, the Asset Purchase Agreement or the License Agreement and applicable Law, or having repacked or relabeled such Product in a manner that violates applicable Law, or any gross negligence, fraud or willful misconduct by Buyer or any of Buyer’s Affiliates, distributors, licensees, subcontractor’s or other agents, Buyer shall reimburse Seller for all Direct Expenses incurred by Seller or its Affiliates as a result of such Recall.  All other Direct Expenses of the Parties incurred in connection with any Recall shall be borne by the Party incurring such Direct Expenses.

9.3
Disputes Related to Direct Expenses.  If there is any dispute concerning which Party’s acts or omissions gave rise to any Recall or Withdrawal, such dispute, at either Party’s option, shall be first referred for good faith discussions between the Quality Executives for a period of [***] and, if such dispute remains unresolved after such period, at either Party’s option, shall be then referred for decision to an independent expert, acting as an expert and not as an arbitrator, to be appointed by agreement between Buyer and Seller, such agreement not to be unreasonably withheld, delayed or conditioned by either Party.  The decision of such independent expert shall be in writing and, except for manifest error on the face of the decision, shall be binding on both Buyer and Seller and not subject to Section 12.2(a) or Section 12.3 of this Agreement.  The costs of such independent expert shall be borne by the Party found to be responsible for the Recall or Withdrawal by the independent expert.  After such determination, costs shall be paid by the responsible Party in accordance with Section 9.1 or 9.2, as applicable.

10.	CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS.

10.1
Confidentiality and Non-Use.  Each of the Parties hereto agrees to preserve the confidentiality of Confidential Information of the other Party delivered hereunder pursuant to the terms and conditions of Section 5.4 of the Asset Purchase Agreement.

10.2
Publicity/Use of Names.  Any press releases or public announcements concerning this Agreement or use of the other Party’s name, trademark, trade name or logo shall be made subject to and only in accordance with the terms of the Asset Purchase Agreement.

11.	TERM AND TERMINATION.

11.1
Term.  This Agreement shall be effective as of the Effective Date and, unless terminated earlier pursuant to Section 11.2 below, shall expire on the last day of the Calendar Quarter immediately following the Calendar Quarter in which Generic Entry first occurs; provided, however, that if Buyer provides written notice to Seller within [***] following Generic Entry, the term of the Agreement shall be extended and shall expire on the first anniversary of Generic Entry, unless otherwise agreed by the Parties in writing; and provided, further, that notwithstanding anything to the contrary in this Section 11.1, this Agreement shall expire no later than [***] (such period, the “Supply Term”).

11.2	Termination by Either Party.

This Agreement may be terminated prior to expiration as described below:

(a)	this Agreement shall terminate automatically upon any termination of the License Agreement;

(b)
in the event that either Party to this Agreement (the “Breaching Party”) breaches any of its material obligations hereunder, the other Party may give the Breaching Party written notice of such breach and shall require that such breach or default be cured immediately.  In the event that the Breaching Party fails to cure such breach or default within [***] after the date of the other Party’s notice thereof, this Agreement shall terminate immediately; provided that if such breach or default cannot be cured within [***] and the Breaching Party commences and diligently pursues actions to cure such breach within such [***] period, the Breaching Party shall have an additional [***] period to cure such breach before such termination becomes effective; provided, further, that a [***](rather than a [***]) cure period shall apply to any breach of a payment obligation hereunder and such cure period shall not be subject to extension in accordance with the preceding proviso;

(c)
Seller or Buyer, as the case may be, shall have the right to terminate this Agreement, immediately upon giving written notice of termination to the other Party in the event that the other Party suffers an Insolvency Event;

(d)	Seller or Buyer, as the case may be, shall have the right to terminate this Agreement, immediately upon giving written notice of termination to the other Party, as provided for in Section 12.1; and

(e)	the Parties shall have the right to terminate this Agreement upon the Parties’ mutual written agreement at any time.

11.3	Effect of Expiration and Termination.

(a)
Upon any expiration or earlier termination of this Agreement:  (i) Buyer shall have the right, subject to Section 9.1 and 9.2, to continue selling and complete the sale of all inventory of Supplied Products (itself or through Affiliates and/or sublicensees) remaining in its possession at the time of such expiration or termination, as the case may be, in accordance with the terms of the License Agreement, (ii) Buyer shall have the right to exercise the Back-Up Manufacturing License under Section 2.3(b)(ii) for the sole purpose of Manufacturing the Requirements of Supplied Product for Exploitation in the Buyer Territory, in accordance with the terms of the License Agreement (provided that in the event of a termination of this Agreement by Seller pursuant to Section 11.2(b), notwithstanding Section 11.4 to the contrary, Section 2.3(b)(iii) shall be deemed to survive such termination) and (iii) upon Buyer’s request and to the extent not previously conducted in connection with any Supply Failure, Seller shall conduct the Technology Transfer (provided that in the event of a termination of this Agreement by Seller pursuant to Section 11.2(b), [***] costs and expenses incurred in connection with the Technology Transfer.  Except as set forth in Section 11.3(b)(i), upon expiration or earlier termination of this Agreement, all Firm Orders automatically shall be deemed canceled, and Seller shall have no further obligation with respect thereto.

(b)
Upon expiration or termination of this Agreement (other than by Seller pursuant to Section 11.2(b)):  (i) Seller shall have the right and obligation (but subject to Section 4.4(c)) to complete any Firm Orders for Supplied Product accepted prior to the date of receipt of notice of such termination and Buyer shall be required to accept delivery and make payment for such Product in accordance with the terms and conditions of this Agreement, (ii) Seller shall use its commercially reasonable efforts to assign to Buyer the Seller Supply Agreements, unless, with respect to any Seller Supply Agreement, such agreement (A) expressly prohibits such assignment, in which case, Seller shall reasonably cooperate with Buyer to secure the consent of the applicable Third Party to such assignment (provided, that Seller shall in no event be required to pay any amounts to effect secure such consent), or (B) covers Manufacturing or other services other than the Manufacture of the Supplied Product for resale in the Buyer Territory (and Seller determines in good faith that it would not be commercially feasible or otherwise practicable to partially assign the rights and obligations relating to the Supplied Product in the Buyer Territory under such agreement to Buyer), in which case ((A) or (B)), Seller shall[***] reasonably cooperate with Buyer in connection with Buyer obtaining similar Manufacturing services with respect to the Supplied Product in the Buyer Territory, including facilitating the execution of a new agreement between Buyer and the applicable Third Party with respect thereto, (iii) unless and until assumed pursuant to clause (ii) above or otherwise to the extent reasonably requested by Seller, Buyer shall perform Seller’s obligations under the Seller Supply Agreements to the extent resulting from Buyer’s continued Exploitation of the Product in the Buyer Territory (and Seller shall pass through to Buyer the benefits resulting from such performance) and (iv) Buyer shall, in the event it seeks to establish its own supply of Supplied Product, include the Suppliers in any requests for bids or proposals in connection therewith and consider any bids or proposals received from any Supplier in good faith.

(c)
Upon expiration or termination of this Agreement for any reason, subject to Section 11.3(a), Buyer shall pay to Seller (i) all amounts payable hereunder to Seller that have accrued but that remain outstanding as of the date of expiration or termination, as applicable, or that accrue thereafter, (ii) [***] and (iii) [***], in each case within [***] following such expiration or termination or, if later, of the accrual thereof.

(d)
Within [***] following the expiration or termination of this Agreement, each Party shall either, at the other Party’s option (i) return to the other Party all Confidential Information received from the other Party under this Agreement to which such Party does not otherwise retain rights under this Agreement, the Asset Purchase Agreement or the License Agreement or (ii) destroy, and certify in writing to the destruction of, such Confidential Information, except in either case, one copy of such Confidential Information, which may be retained for archival purposes.

11.4
Survival.  Termination or expiration of this Agreement shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement and shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration.  Without limiting the foregoing, clause (ii) of Section 2.4(a), Section 11.3, this Section 11.4, Article 4, Article 7, Article 9, Article 10 and Article 12 shall survive the termination or expiration of this Agreement for any reason.

12.	GENERAL PROVISIONS.

12.1	Force Majeure.

(a)
Neither Party shall be liable for any failure to perform, or any delay in the performance of, any of its obligations under this Agreement to the extent, but only to the extent, that such Party’s performance is prevented or delayed by the occurrence of an event of Force Majeure.  For purposes of this Agreement, “Force Majeure” shall mean (i) war, civil war, insurrection, rebellion, civil unrest, fire, flood, earthquake, or adverse weather conditions, (ii) strike, lockout or labor unrest, (iii) unavailability of supplies, materials or transportation, acts of the public enemy, acts of government authorities (including the refusal of the competent Governmental Authorities to issue required Regulatory Approvals), and (iv) any other cause or condition beyond the reasonable control of the Party whose performance is affected thereby.  In the event that a Party’s performance is affected by the occurrence of any event of Force Majeure, that Party shall furnish immediate written notice thereof to the other Party hereto and shall use diligent good faith efforts to perform such obligation.

(b)
If an event of Force Majeure occurs that prevents or substantially interferes with either Party’s ability to perform a material obligation under this Agreement for a period greater than [***], then either Party may terminate this Agreement upon written notice to the other Party.  This Section 12.1 will not excuse the payment of any amount due and owing to a Party through any available lawful means reasonably available to the other Party.

12.2
Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, excluding any conflicts or choice of Law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

(a)
Jurisdiction.  Subject to Section 12.3 and Section 12.15, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts.  The Parties irrevocably and unconditionally waive their right to a jury trial.

(b)
Venue.  Subject to Section 12.3, the Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of the State of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding  brought in any such court has been brought in an inconvenient forum.

(c)
Service.  Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 12.11 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

12.3
Dispute Resolution.  The Parties recognize that a bona fide Dispute as to certain matters may from time to time arise during the term of this Agreement that relates to either Party’s rights or obligations hereunder.  Except as expressly set forth herein and subject to Section 12.15, any Dispute arising hereunder shall be resolved in accordance with Section 9.10 of the Asset Purchase Agreement.

12.4
Assignment.  Except as expressly set forth in this Agreement, neither Party shall have the right or the power to assign or sublicense (except as permitted in the License Agreement), in whole or in part, any of its rights, or delegate or subcontract the performance of any of its obligations under this Agreement without the prior written authorization of the other Party, which authorization shall not be unreasonably withheld, conditioned or delayed; provided, however, that either Party may assign or delegate any or all of its rights or obligations hereunder without such prior written authorization (a) to an Affiliate or (b) to its successor in interest in connection with a merger, consolidation or similar change of control transaction of such Party.  Further, Buyer may in any event grant sublicenses as provided in Section 2.3 of the License Agreement.  Subject to the foregoing, it shall not be unreasonable for a Party (the “Consenting Party”) to refuse to authorize any assignment, sublicense or subcontract proposed by the other Party (the “Assigning Party”) that is not otherwise provided for in this Agreement in the event that: [***].  Any permitted assignment or delegation hereunder by a Party shall not relieve such Party of any of its obligations under this Agreement, unless, with respect an assignment to a Third Party, such assignee agrees in writing to assume such Party’s obligations under this Agreement, in which case such Party shall be relieved of its obligations hereunder from and after the effective date of such assignment and assumption.  Nothing in this Section 12.4 shall relieve or release either Party from its obligations relating to a change to the situs of Manufacture, which shall be governed by the Quality Agreement. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

12.5	Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties

12.6
Entire Agreement.  This Agreement, together with the Schedules and Exhibits expressly contemplated hereby and attached hereto, the Asset Purchase Agreement and the other Ancillary Agreements, contain the entire agreement between the Parties with respect to the transactions contemplated hereby and supersede all prior agreements, understandings, promises and representations, whether written or oral, between the Parties with respect to the subject matter hereof.  In the event of any inconsistency between any such Schedules and Exhibits and this Agreement, the terms of this Agreement shall govern.

12.7
Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

12.8	Headings. The subject headings of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any provision of this Agreement.

12.9
Further Assurances.  Each Party agrees to execute such further papers, agreements, documents, instruments and the like as may be necessary or desirable to effect the purpose of this Agreement and to carry out its provisions.

12.10
Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

12.11	Notices.

(a)
Notice Requirements.  Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement (each, a “Notice”) shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by overnight registered mail, courier or express delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 12.11(b) or to such other address as the Party to whom notice is to be given may have provided to the other Party at least 10 days’ prior to such address taking effect in accordance with this Section 12.11.  Such Notice shall be deemed to have been received: (a) as of the date delivered by hand or by overnight registered mail, courier or express delivery service; or (b) on the day sent by facsimile provided that the sender had received confirmation of transmission (by facsimile receipt confirmation or confirmation by telephone or email) prior to 6:00 p.m. Eastern Time on such day (and if confirmation is received after 6:00 p.m. Eastern Time, such Notice shall be deemed to have been delivered on the following Business Day).  Any Notice delivered by facsimile shall be confirmed by a hard copy delivered promptly thereafter.

(b)	Address for Notice.

If to Seller, to:

Merck Sharp & Dohme BV
Waarderweg 39
2031 BN
Haarlem
Netherlands
Attention: Managing Director
Facsimile: [***]

with a copy (which shall not constitute notice) to:

Merck Sharp & Dohme Corp.
One Merck Drive
Whitehouse Station, NJ 08889
United States of America
Facsimile:  [***]
Attention:  Office of Secretary

and to:

Covington & Burling LLP
1201 Pennsylvania Avenue, N.W.
Washington, DC  20004
Facsimile:  (202) 662-6291
Attention:  John Hurvitz
Michael J. Riella

If to Buyer, to:

Forest Laboratories Holdings Limited
Cumberland House
9th Floor
1 Victoria Street
Hamilton HM 11, Bermuda
Attention: Chief Legal Officer
Facsimile: [***]
with a copy (which shall not constitute notice) to:

Dentons US LLP
101 JFK Parkway, Suite 400
Short Hills, New Jersey 07078
Attention: John L. Cleary, II
Facsimile: (973) 912-7199

12.12
No Benefit to Third Parties.  The covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and, except for the rights of Buyer Indemnitees and Seller Indemnitees under Article 7, they shall not be construed as conferring any rights on any other Persons.

12.13
Expenses.  Except as otherwise specified herein or in the Asset Purchase Agreement or in any other Ancillary Agreement, each Party shall bear any costs and expenses incurred by it with respect to the transactions contemplated herein.

12.14
Waiver and Non-Exclusion of Remedies.  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition.  The waiver by any Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.  The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by applicable Law or otherwise available except as expressly set forth herein.

12.15
Equitable Relief.  The Parties agree that irreparable damage may occur in the event that a Party does not perform its obligations hereunder in accordance with its specific terms or otherwise materially breaches such obligations.  It is accordingly agreed that each Party shall be entitled to seek an injunction or injunctions to prevent material breaches of terms and provisions of this Agreement by the other Party that will or may cause irreparable harm to such Party, in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the aggrieved Party may be entitled at law or in equity.  Each Party hereby waives any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

12.16
Independent Contractors.  In the exercise of their respective rights, and the performance of their respective obligations, under this Agreement, the Parties are, and shall remain, independent contractors.  Nothing in this Agreement shall be construed to constitute the Parties as partners, joint venturers, or participants in a joint enterprise or undertaking, or to constitute either of the Parties as the agent of the other Party for any purpose whatsoever.  Neither Party shall bind, or attempt to bind, the other Party hereto to any contract or the performance of any other obligation, or represent to any Third Party that it is authorized to enter into any contract or binding obligation on behalf of the other Party hereto.

12.17
English Language.  This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language.  Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

12.18
Construction.  Except where the context otherwise requires, wherever used, the singular includes the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or).  The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  The term “including” as used herein does not limit the generality of any description preceding such term, and is deemed to mean “including without limitation”.  The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party.  Unless otherwise specified or where the context otherwise requires, (a) references in this Agreement to any Article, Section, Schedule or Exhibit are references to such Article, Section, Schedule or Exhibit of this Agreement; (b) references in any Section to any clause are references to such clause of such Section; (c) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to a Person are also to its permitted successors and assigns; (e) references to a Law include any amendment or modification to such Law and any rules or regulations issued thereunder, in each case, as in effect at the relevant time of reference thereto; (f) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto; and (g) references to monetary amounts are denominated in United States Dollars.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

MERCK SHARP & DOHME BV                                                                           FOREST LABORATORIES
                                                                           IRELAND LIMITED

By:/s/ M.L.P.J. Mol-Arts                                                      By: /s/ Diarmuid Burke

Name: M.L.P.J. Mol-Arts                                                      Name: Diarmuid Burke

Title: General Manager, MSD Oss                                                                      Title: Director

SCHEDULE 1:

SELLER SUPPLY AGREEMENTS

[***]

[***]

SCHEDULE 2:

TECHNOLOGY TRANSFER

API Technical Transfer Information

[***]

SCHEDULE 3:

PACKAGING TRANSFER

1)           Secondary packaging bill of materials
[***]

2)           Packaging process overview
[***]

3)           Pallet configuration

4)           Shipping conditions

SCHEDULE 4:

MINIMUM BATCH SIZES

[***]